                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
                             POLYMEDICA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 13, 2001

TO THE STOCKHOLDERS:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of PolyMedica Corporation (the "Company"), a Massachusetts corporation, will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 13, 2001, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two (2) Class I Directors for the ensuing three years;

     2. To approve an amendment to the 2000 Stock Incentive Plan (the "2000 Plan"), increasing from 1,200,000 to 1,950,000 the number of shares of Common Stock available for issuance under the 2000 Plan;

     3. To approve the adoption of the Company's 2001 Employee Stock Purchase Plan (the "2001 ESPP"), authorizing the issuance of up to 300,000 shares of Common Stock thereunder;

     4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2002; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 18, 2001 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,


                                          /s/ Eric G. Walters
                                          -----------------------------
                                          ERIC G. WALTERS, Clerk

Woburn, Massachusetts
July 26, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             POLYMEDICA CORPORATION
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS 01801

                                PROXY STATEMENT

                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2001

                                GENERAL MATTERS

     The enclosed proxy is solicited by the Board of Directors of PolyMedica Corporation (the "Company" or "PolyMedica"), a Massachusetts corporation, for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Thursday, September 13, 2001, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

     All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Clerk of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended March 31, 2001 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about July 26, 2001.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE TREASURER, POLYMEDICA CORPORATION, 11 STATE STREET, WOBURN, MASSACHUSETTS 01801.

QUORUM AND VOTE REQUIREMENT

     On July 18, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,954,675 shares of common stock of the Company, $0.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the matter is required for the approval of the amendment to the Company's 2000 Stock Incentive Plan (the "2000 Plan"), the adoption of the Company's 2001 Employee Stock Purchase Plan (the "2001 ESPP") and the ratification of the selection of the Company's accountants.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 30, 2001, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each current executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below and (iv) all directors and executive officers of the Company as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after June 30, 2001 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after June 30, 2001, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                 NUMBER        PERCENTAGE
                                                               OF SHARES       OF SHARES
                                                              BENEFICIALLY    BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED           OWNED
------------------------------------                          ------------    ------------
Safeco Corporation(1).......................................   1,489,900          11.5%
  Safeco Plaza
  Seattle, WA 98185
Steven J. Lee(2)............................................     601,701           4.5%
Arthur A. Siciliano, Ph.D.(3)...............................     378,214           2.9%
Eric G. Walters(4)..........................................     221,103           1.7%
Thomas S. Soltys(5).........................................     140,000           1.1%
Warren K. Trowbridge(6).....................................      49,130             *
Marcia J. Hooper(7).........................................      48,788             *
Daniel S. Bernstein, M.D.(8)................................      27,259             *
Frank W. LoGerfo, M.D.(9)...................................      22,500             *
Herbert A. Denton(10).......................................      13,500             *
All directors and executive officers as a group (10
  persons)(11)..............................................   1,517,039          11.7%

---------------
  *  Represents holdings of less than one percent.

 (1) Based upon a Schedule 13G filed by Safeco Corporation ("Safeco") on February 9, 2001 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder. Safeco disclaims any beneficial ownership of 1,483,900 of the shares reported, which are owned beneficially by registered investment companies for which a subsidiary of Safeco serves as advisor and by employee benefit plans for which Safeco is a plan sponsor.

 (2) Includes 170,307 shares held by a family trust for which Mr. Lee, his spouse and family are beneficiaries and 392,152 shares issuable upon exercise of outstanding stock options held by Mr. Lee that are exercisable within 60 days after June 30, 2001. See "Fiscal Year-End Option Table" below.

 (3) Includes 169,466 shares issuable upon exercise of outstanding stock options held by Dr. Siciliano that are exercisable within 60 days after June 30, 2001. See "Fiscal Year-End Option Table" below.

 (4) Includes 143,157 shares issuable upon exercise of outstanding stock options held by Mr. Walters that are exercisable within 60 days after June 30, 2001. See "Fiscal Year-End Option Table" below.

 (5) Includes 32,625 shares issuable upon exercise of outstanding stock options held by Mr. Soltys that are exercisable within 60 days after June 30, 2001.

 (6) Includes 48,562 shares issuable upon exercise of outstanding stock options held by Mr. Trowbridge that are exercisable within 60 days after June 30, 2001. See "Fiscal Year-End Option Table" below.

 (7) Includes 48,000 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 2001.

 (8) Consists of 22,500 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after June 30, 2001, and 4,759 shares held by Dr. Bernstein in an IRA account.

 (9) Consists of 22,500 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 2001.

(10) Includes 7,500 shares issuable upon exercise of outstanding stock options held by Mr. Denton that are exercisable within 60 days after June 30, 2001.

(11) Includes 900,837 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 2001.

                                    ITEM ONE

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2004, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

     The persons named in the enclosed proxy will vote to elect Frank W. Logerfo, M.D. and Marcia J. Hooper, the nominees named below, as Class I Directors, unless the proxy is marked otherwise. Dr. Logerfo and Ms. Hooper are currently Class I Directors of the Company.

     Dr. Logerfo and Ms. Hooper will be elected to hold office until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Dr. Logerfo and Ms. Hooper have indicated their willingness to serve, if elected; however, if Dr. Logerfo or Ms. Hooper should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. It is not presently contemplated that either of the nominees will be unable to serve.

     The following table sets forth for each member of the Board of Directors, including the nominees for Class I Directors, the name, age, length of service as a director, information given by each such person concerning all positions he or she holds with the Company, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of the Company beneficially owned by him or her on June 30, 2001, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under "Stock Ownership of Certain Beneficial Owners and Management."

                      NOMINEES FOR TERM TO EXPIRE IN 2004
                              (CLASS I DIRECTORS)

     FRANK W. LOGERFO, M.D., age 60, has been a director since 1994. Dr. LoGerfo has been Surgeon-in-Chief and Chairman, Department of Surgery at Beth Israel Deaconess Medical Center since April 2000. Dr. LoGerfo served as Attending Surgeon, Associate Chairman for Research, Department of Surgery, and Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center from 1987 to 2000. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

     MARCIA J. HOOPER, age 47, has been a director since 1991. Ms. Hooper served as General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993 and is currently a limited partner of the general partner of three venture capital funds of Ampersand Ventures. Ms. Hooper served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996. She has been employed at Advent International Corporation since 1996 and is currently Vice President and Partner of Advent International Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002
                              (CLASS II DIRECTORS)

     THOMAS S. SOLTYS, age 53, has been a director since 1996. Mr. Soltys has served as President of Boston Special Risks Insurance Agency, Inc. since 1988 and has been its sole owner since 1994.

     STEVEN J. LEE, age 54, has been a director since 1990. Mr. Lee has served as Chairman of the Company since June 1996 and Chief Executive Officer and a director of the Company since May 1990. He served as President of the Company from May 1990 through June 1996. Mr. Lee served as manager in the Mergers and Acquisitions practice at Coopers & Lybrand L.L.P. from March 1990 to May 1990. Previously, he was President and a director of Shawmut National Ventures from November 1987 to March 1990, and served as President, Chief Executive Officer and a director of RepliGen Corporation from 1984 to 1986. Currently he is a director of Commonwealth BioVentures, Inc., Fibersense Technology Corporation, ICN Pharmaceuticals, Inc. and Kensey Nash Corporation.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003
                             (CLASS III DIRECTORS)

     DANIEL S. BERNSTEIN, M.D., age 74, has been a director since 1992. Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

     HERBERT A. DENTON, age 54, has been a director since 2000. Mr. Denton has been the President of Providence Capital ("Providence"), Inc. since he founded the company in 1991. Prior to establishing Providence, Mr. Denton served as Managing Director of Jefferies & Co., Inc. from 1986 to 1991. Mr. Denton began his career in the securities industry with White, Weld & Company in Boston in 1973. In 1977, Mr. Denton joined Donaldson, Lufkin & Jenrette and founded DLJ's Hong Kong office in 1979. He then established Pacific Equity Limited in 1982 with offices in New York, Hong Kong and Sydney. Currently he is a director of Baldwin Piano & Organ Company, Healthcare Recoveries, Inc., Mesa Air Group, Inc. and the U.S. Value Investment Company, plc.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent public accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The activities of the Audit Committee relative to the Company's year-end financial statements are described below under the heading "Report of the Audit Committee." In the fiscal year ended March 31, 2001, the Audit Committee included Marcia J. Hooper, Thomas Soltys and Peter K. Hoffman and held three meetings. Mr. Hoffman resigned as a member of the Board of Directors on September 14, 2000. The current members of the Audit Committee are Ms. Hooper, Mr. Soltys and Dr. LoGerfo.

     The Board has examined the composition of the Audit Committee in light of the adoption by The Nasdaq Stock Market of new rules governing audit committees. Based upon this examination, the Board has confirmed that all members of the Audit Committee are "independent" within the meaning of Nasdaq's new rules.

     The Company also has a standing Compensation Committee of the Board of Directors which provides recommendations to the Board regarding executive and employee compensation programs of the Company. The Compensation Committee also administers certain aspects of the Company's 2000 Plan. In the fiscal year ended March 31, 2001, the Compensation Committee included Ms. Hooper and Drs. Bernstein and LoGerfo and held four meetings.

     The Company also has a standing Executive Committee which provides assistance to the Board of Directors. In the fiscal year ended March 31, 2001, Executive Committee members included Mr. Lee, Dr. LoGerfo and Ms. Hooper. As the full Board of Directors had frequent meetings, no meetings of the Executive Committee were held in the fiscal year ended March 31, 2001.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held nine meetings during the fiscal year ended March 31, 2001. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees on which they served during their service as directors.

     There are no family relationships between or among any officers or directors of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors acts under a new written charter first adopted and approved in July 2001. A copy of this charter is attached to this proxy statement as Appendix A. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended March 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with
PricewaterhouseCoopers LLP, the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to in "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

     By the Audit Committee of the Board of Directors of PolyMedica Corporation:

                                          Marcia J. Hooper
                                          Thomas S. Soltys
                                          Frank W. Logerfo

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

  Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $288,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2001.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended March 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $202,344 in fees for other services rendered to the Company and its affiliates for the fiscal year ended March 31, 2001.

DIRECTORS' COMPENSATION

     During the fiscal year ended March 31, 2001, non-employee directors received $12,500 in annual cash compensation for attending Board and Committee meetings. Effective in June 2001, non-employee directors will receive $18,000 in annual cash compensation for attending Board and Committee meetings. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

     Non-employee directors are entitled to participate in the 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to members of the Company's Board of Directors who are not employees of the Company.

     Under the Company's 2000 Plan, Drs. Bernstein and LoGerfo, Ms. Hooper, and Messrs. Soltys and Denton each were granted an option to purchase 7,500 shares of Common Stock, at an exercise price of $41.50 per share, on September 14, 2000.

COMPENSATION OF EXECUTIVE OFFICERS

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chairman and Chief Executive Officer and the Company's other most highly compensated executive officers who were serving as executive officers on March 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                  ANNUAL COMPENSATION     COMPENSATION
                                                 ---------------------     SECURITIES      ALL OTHER
           NAME AND PRINCIPAL                     SALARY      BONUS        UNDERLYING     COMPENSATION
                POSITION                  YEAR     ($)        ($)(1)     OPTIONS(#)(2)     ($)(3)(4)
           ------------------             ----   --------   ----------   --------------   ------------
Steven J. Lee...........................  2001   $397,460   $1,160,000      125,000         $ 6,550
  Chairman and                            2000    327,187      653,333       35,000           9,215
  Chief Executive Officer                 1999    293,515      380,360       41,000           9,278
Arthur A. Siciliano, Ph.D. .............  2001    328,244      800,000       90,000          10,034
  President                               2000    278,584      521,667       25,000           7,638
                                          1999    249,914      295,640       32,500           9,465
Eric G. Walters.........................  2001    208,823      385,000       50,000           9,070
  Executive Vice President                2000    176,424      297,500       17,500           5,570
  and Clerk                               1999    160,583      191,500       19,000           8,828
Warren K. Trowbridge....................  2001    254,231      435,000       35,000           9,445
  President,                              2000    218,367      425,000        5,000             605
  Liberty Medical Supply, Inc.            1999         --           --           --              --

---------------
(1) These amounts were either paid or accrued for the year shown.

(2) Represents options granted under the Company's 1998 Stock Incentive Plan and 2000 Stock Incentive Plan.

(3) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each named executive officer for such year.

(4) Represents the Company's matching cash contribution paid and/or accrued under the Company's 401(k) Plan and the taxable portion of group term life insurance paid by the Company. Mr. Lee received $5,100, $7,348 and $7,082 in 401(k) matching contributions in 2001, 2000 and 1999, respectively, and $1,450, $1,867 and $2,196 in taxable group term life benefits in 2001, 2000, and 1999, respectively. Dr. Siciliano received $7,826, $5,084 and $7,638 in 401(k) matching contributions in 2001, 2000 and 1999, respectively, and $2,208, $2,554 and $1,827 in taxable group term life benefits in 2001, 2000 and 1999, respectively. Mr. Walters received $8,613, $5,012 and $8,181 in 401(k) matching contributions in 2001, 2000 and 1999, respectively, and $457, $558 and $647 in taxable group term life benefits in 2001, 2000 and 1999, respectively. Mr. Trowbridge received $8,995, $0 and $0 in 401(k) matching contributions in 2001, 2000 and 1999, respectively, and $450, $605 and $0 in taxable group term life benefits in 2001, 2000 and 1999, respectively.

     OPTION GRANT TABLE. The following table sets forth certain information regarding options granted during the year ended March 31, 2001 by the Company to the executive officers named in the Summary Compensation Table:

                                                                                     POTENTIAL REALIZABLE VALUE
                                             PERCENT OF                                AT ASSUMED ANNUAL RATES
                                               TOTAL                                       OF STOCK PRICE
                              NUMBER OF       OPTIONS       EXERCISE                      APPRECIATION FOR
                              SECURITIES     GRANTED TO        OR                          OPTION TERM(4)
                              UNDERLYING    EMPLOYEES IN   BASE PRICE   EXPIRATION   ---------------------------
            NAME              OPTIONS(#)     YEAR 2001     ($/SH)(2)     DATE(3)          5%            10%
            ----              ----------    ------------   ----------   ----------   ------------   ------------
Steven J. Lee...............   125,000(1)      18.72%        $41.50      9/14/10      $3,262,391     $8,267,539
Arthur A. Siciliano,
  Ph.D. ....................    90,000(1)      13.48%         41.50      9/14/10       2,348,921      5,952,628
Eric G. Walters.............    50,000(1)       7.49%         41.50      9/14/10       1,304,956      3,307,016
Warren K. Trowbridge........    35,000(1)       5.24%         41.50      9/14/10         913,469      2,314,911

---------------
(1) This grant vests 50% immediately and the remaining 50% equally over twelve equal quarterly installments, commencing with the date of grant.

(2) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) Options expire at the end of the option term, which is ten years from the date of grant.

(4) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These grants are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted.

     FISCAL YEAR-END OPTION TABLE. The following table sets forth certain information regarding stock options exercised during the fiscal year ended March 31, 2001 and stock options held as of March 31, 2001 by the executive officers named in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
                      FROM APRIL 1, 2000 TO MARCH 31, 2001

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                    OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(2)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Steven J. Lee..............    37,024      $1,603,690      347,881        66,542       $4,027,444      $152,396
Arthur A. Siciliano,
  Ph.D. ...................    18,670         590,439      137,674        46,584          866,956       116,541
Eric G. Walters............     9,000         287,595      125,615        24,751        1,201,841        63,734
Warren K. Trowbridge.......     8,000         241,000       35,124        21,876          155,892        92,358

---------------
(1) Value is based upon the fair market value of the underlying security minus the aggregate exercise price of the option.

(2) Total value of "in-the-money" unexercised options is based on the difference between the last sales price of the Company's Common Stock on the Nasdaq Stock Market on March 31, 2001 ($22.75 per share) and the exercise price of "in-the-money" options, multiplied by the number of shares subject to such options.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement and an executive retention agreement with each of Mr. Lee, Dr. Siciliano, Mr. Walters and Mr. Trowbridge. Pursuant to the terms of the employment agreements, each officer receives a base salary which is reviewed annually by the Compensation Committee of the Board of Directors. Each officer is also entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee. The employment agreements, as amended to date, extend to February 28, 2003 for Mr. Lee, Dr. Siciliano and Mr. Walters, and September 1, 2001 for Mr. Trowbridge. The term of each employment agreement will also be deemed to continue on a month-to-month basis while the officer remains employed by the Company, unless expressly agreed otherwise. Pursuant to the employment agreements, each of Mr. Lee, Dr. Siciliano, Mr. Walters and Mr. Trowbridge currently receives a base salary of $440,000, $363,000, $231,000 and $270,000, respectively.

     Both the officer and the Company have the right to terminate an employment agreement at any time with or without cause upon 30 days' prior written notice. Notwithstanding the foregoing, if at any time during the term of an employment agreement the officer's employment is terminated without cause, the Company shall continue to pay the officer at his then current base salary for the greater of the remainder of the employment term or 24 months, in the case of Mr. Lee, 18 months, in the case of Dr. Siciliano and Mr. Walters, and 12 months in the case of Mr. Trowbridge.

     Pursuant to the terms of the executive retention agreements, upon the occurrence of a change in control of the Company, all outstanding stock options held by Mr. Lee, Dr. Siciliano, Mr. Walters and Mr. Trowbridge shall become exercisable in full. In addition, if the officer's employment is terminated by the Company without cause or by the officer for good reason within 24 months following such change in control (or in anticipation of a change in control) in addition to any other post-termination benefits which the officer is eligible to receive under any plan or program of the Company (i) Mr. Lee shall receive a lump sum payment equal to three times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination, (ii) Dr. Siciliano shall receive a lump sum payment equal to two times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination,
(iii) Mr. Walters shall receive a lump sum payment equal to one and one-half times the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 12-month period following employment termination, and (iv) Mr. Trowbridge shall receive a lump sum payment equal to the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and a continuation of all employee benefits during the 9-month period following employment termination. The executive retention agreements provide, in the case of Mr. Lee and Dr. Siciliano, that the Company shall make a "gross-up" payment to the officer such that his net after-tax severance benefits are equal to what he would have received absent any penalty tax imposed by the Internal Revenue Code of 1986 as Amended (the "Code") in connection with such severance payments, and, in the case of Messrs. Walters and Trowbridge, that the amount of severance benefits payable to such officers shall be reduced by an amount necessary to avoid triggering such penalty taxes. The severance payments under the executive retention agreements are in lieu of any severance provided for in the employment agreements.

     Each officer has also agreed not to compete with the Company for one year following termination of his employment.

DEFERRED COMPENSATION PLAN

     The Company maintains an un-funded, non-qualified deferred compensation plan for the benefit of Messrs. Lee and Walters and Dr. Siciliano. Under the terms of the plan, the executives participating in the plan may defer up to 50% of their annual compensation. Amounts deferred by an executive are credited to a bookkeeping account for his benefit. The Company provides additional credits to the executive's accounts. First, each executive receives a credit for each calendar year equal to 6.2% of the excess of (i) his compensation for such calendar year before any deferral over (ii) the Social Security Wage Base for such calendar year ($72,600 for 1999, $76,200 for 2000 and $80,400 for 2001).
Second, each executive receives a credit equal to 50% of any compensation deferred in a calendar year, but this credit cannot exceed 3% of the amount by which the executive's pre-deferral compensation for such calendar year exceeds the compensation limit imposed by the Company's 401(k) plan ($160,000 for 1999 and $170,000 for 2000 and 2001). In addition to these credits, the Company may make discretionary credits to the accounts of the executives. In fiscal 2000, such credits were $500,000.

     The account of each executive is credited with earnings and losses as though the accounts were invested in the investment choices available under the Company's 401(k) plan as selected by each executive. The amounts credited to an executive's account are paid to the executive upon termination of employment in a lump sum or in installments over 15 or fewer years. In addition, an executive may receive a distribution while employed. If the distribution is other than for the alleviation of an unforeseeable financial emergency, the executive's account will be charged with a withdrawal penalty of 10% of the amount withdrawn. Finally, an executive may elect in advance to receive the entire balance to his credit upon the occurrence of a change in control of the Company. An executive may not assign or pledge his rights to payment under the plan.

     Payment of benefits under the plan are made from the Company's general assets. The Company has set funds aside in a grantor trust for the purpose of satisfying its obligations under the plan. The assets of this trust are subject to the claims of the Company's creditors. No executive has any rights under the plan greater than the rights of an unsecured general creditor of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by a standing Compensation Committee composed of three non-employee directors. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. The Company's executive compensation program is designed to retain and reward senior executives who will lead the Company and achieve business objectives within the markets in which the Company competes.

     The objectives of the Company's compensation programs are to align business objectives with a combination of base pay, bonuses and stock options tailored toward individual performance. In a competitive environment, it is important that the Company be able to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based upon the following principles:

  Competitive and Fair Compensation

     With respect to fiscal 2001 compensation, the Company based compensation decisions in part on a 2000 study performed for the Company which reviewed the compensation structure for the Company's executive officers and made recommendations to the Compensation Committee with respect to base salaries. Base salaries, performance-based bonuses and stock-based compensation are based on the intention to ensure that the Company's executive officers were compensated in the highest quartile of comparable entities.

     The Company seeks to have the compensation paid to a particular individual reflect the contribution made by that individual in the achievement of the Company's objectives.

  Business Plan and Goals

     The Company holds strategic planning sessions to review its strategic and business plan goals. This review includes the analysis of such factors as achievement of operating budgets, licensing, development of alliances with third parties, introduction of new processes and products, manufacturing efficiencies, raising of capital, potential acquisitions and overall performance relative to its competitors. The performance of each officer is evaluated by the Board with respect to how the executive has contributed to achieving the business plan and goals.

  Executive Compensation Program

     Annual compensation for executive officers consists of the following three fundamental elements:

     - A base salary within an established competitive salary range that is determined by individual contributions and sustained performance.

     - An annual bonus structure tied to the achievement of corporate financial performance measures as well as the achievement of individual business-related objectives.

     - A long-term incentive program afforded by stock options.

     Prior to determining base salary, cash bonuses and stock option grants for fiscal 2001, the Compensation Committee reviewed the extent to which each executive officer had achieved certain business objectives and analyzed its recommendations in light of companies at comparable stages of development and similar capitalization. Each of these three elements of compensation is discussed below.

     Base Salary. The Compensation Committee has reviewed salary amounts since the 2000 study and has adjusted salaries based on its assessment of each executive's individual performance and increases in salaries paid by competitors.

     Bonuses. The Company's fiscal 2001 executive incentive compensation program (the "Incentive Program") provided for a cash pool to be paid out on the basis of achievement of specified individual, financial and strategic targets and objectives of the Company, including Company profitability and revenue targets. Bonuses could be earned through the achievement of a combination of these targets and objectives.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program is implemented through the periodic grant of stock options. The Company's stock option program promotes a long-term congruity of interest between the Company's employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within the Company and his or her contributions to the Company's achievement of the business plan and goals. Stock options are granted at the current market price and generally vest over a three-year period to encourage key employees to continue in the employ of the Company.

     Benefits. The Company's executive officers are entitled to receive medical benefits and life insurance benefits. They participate in the Company's 401(k) plan, to which the Company will make matching cash contributions, the 1992 Employee Stock Purchase Plan, and the 2001 ESPP which allow participants to purchase shares at a discount of approximately 15% from the lesser of the fair market value at the beginning or end of the applicable purchase period. The above benefits are also available to all of the Company's employees.

     Summary of Compensation of Chief Executive Officer. In fiscal 2001, the Company's Chairman and Chief Executive Officer, Steven J. Lee, received salary and bonus compensation of $1,557,460 including base salary at the annual rate of $400,000 and bonus compensation of $1,160,000, which was based in part on the Incentive Program and in part on discretionary amounts determined by the Compensation Committee. The Compensation Committee has set Mr. Lee's total annual compensation including compensation derived from the Incentive Program and the grant of stock options under the 2000 Plan at a level it believes to be competitive. Mr. Lee's bonus compensation for fiscal 2001 reflected the achievement of a combination of the Company's financial and strategic goals, as well as the principles set forth in the Incentive Program described above.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as Incentive Program Payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          Compensation Committee

                                          Daniel S. Bernstein, M.D.
                                          Frank W. LoGerfo, M.D.
                                          Marcia J. Hooper

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Ms. Hooper and Drs. Bernstein and LoGerfo. No member of the Compensation Committee was at any time during fiscal 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from March 31, 1996, and through the fiscal years ended March 31, 1997, 1998, 1999, 2000 and 2001 with the cumulative total return on, (i) the Nasdaq Stock Market (the "Nasdaq Composite Index") and (ii) a peer group (the "Peer Group") determined by the Company. The graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index, and the Peer Group on March 31, 1996, and reinvestment of all dividends. Measurement points are on March 29, 1996, March 31, 1997, 1998, 1999 and 2000 and March 30, 2001.

     The Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation and Transworld Healthcare, Inc.

                            STOCK PERFORMANCE GRAPH

                                      LOGO

--------------------------------------------------------------------------------------------------------------------
                                        3/29/1996    3/31/1997    3/31/1998    3/31/1999    3/31/2000    3/30/2001
--------------------------------------------------------------------------------------------------------------------
 PolyMedica Corporation                   100.00        81.80       201.40       122.70       961.10       372.20
--------------------------------------------------------------------------------------------------------------------
 Self-Determined Peer Group               100.00        78.10       118.50        57.20        73.10        75.30
--------------------------------------------------------------------------------------------------------------------
 Nasdaq Stock Market (US Companies)       100.00       111.10       168.50       227.60       423.30       169.30
--------------------------------------------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of any registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.

     Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based on a review of its records, the Company believes that all directors, executive officers and ten percent stockholders filed timely reports under
Section 16(a) of the Exchange Act in fiscal 2001.

                              CERTAIN TRANSACTIONS

     Boston Special Risks Insurance Agency, Inc, of which Mr. Soltys, a Director of the Company, is President and Owner, is the Company's agent for corporate insurance. In the fiscal year ended March 31, 2001, the Company paid approximately $595,688 in premiums in connection with these insurance policies.

                                    ITEM TWO
               APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

     The Board of Directors believes that the future success of the Company depends on its ability to attract, retain and motivate key employees with experience and ability. On July 20, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2000 Plan, increasing from 1,200,000 to 1,950,000 the number of shares of Common Stock available for issuance pursuant to awards under the 2000 Plan (the "2000 Plan Amendment"). The following is a brief summary of the material terms of the 2000 Plan.

DESCRIPTION OF AWARDS

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and restricted stock awards (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All stock options granted under the plan must be granted at an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Under present law, incentive stock options and options intended to qualify as performance based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company or its parent or subsidiaries). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means. No option issued under the 2000 Plan may be repriced, replaced or regranted through cancellation or by lowering the option exercise price of a previously granted Award, without the prior approval of the stockholders of the Company.

     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 150,000 shares per calendar year.

     As of March 31, 2001, approximately 1,043 persons would have been eligible to receive Awards under the 2000 Plan, including the Company's five executive officers and five non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On July 18, 2001, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $48.43 per share.

  Administration

     The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is required to provide for outstanding options or other stock-based Awards to be assumed or substituted for by the surviving or acquiring corporation, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan, subject in the case of incentive stock options to any limitations under the Code.

  Amendment or Termination

     No Award may be made under the 2000 Plan after April 5, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock more than two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock prior to satisfying the above waiting periods (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

  Tax Consequences to the Company

     The grant of an Award under the 2000 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company, or its parent subsidiary, as the case may be, generally will be entitled business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   ITEM THREE

               APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

     On July 20, 2001, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Employee Stock Purchase Plan (the "2001 ESPP"). The purpose of the 2001 ESPP is to encourage ownership of stock of the Company by employees whose continued services are essential to the Company's future progress, and to provide them with an incentive to continue as employees of the Company. The Board of Directors of the Company believes that the 2001 ESPP will enhance the ability of the Company to attract and retain qualified employees and will provide further incentive to employees as a result of their equity interest in the Company. The following is a brief summary of the material terms of the 2001 ESPP.

SUMMARY OF THE 2001 ESPP

     All employees of the Company and certain of the Company's subsidiaries (the "Designated Subsidiaries"), who have been employed by the Company or a Designated Subsidiary for six months prior to enrolling in the 2001 ESPP and are employees of the Company or a Designated Subsidiary on the date that an offering commences and who are customarily employed for more than 20 hours per week and for more than five months in a calendar year by the Company or a Designated Subsidiary, are eligible to participate in the 2001 ESPP. However, no employee will be eligible to participate in the 2001 ESPP if he or she possesses 5% or more of the total combined voting power or value of the stock of Company or any parent or subsidiary corporation immediately after the grant of an option under the 2001 ESPP. No employee may be granted an option which permits his or her rights to purchase shares of Common Stock under the 2001 ESPP (and all other employee stock purchase plans of the Company and its subsidiaries) to accrue at a rate which exceeds $25,000 per calendar year in which the option is outstanding at any time, determined by the value of such shares as of the applicable offering commencement dates. As of July 20, 2001, approximately 1,128 employees of the Company were eligible to participate in the plan. Because participation in the 2001 ESPP is at the election of the Company's employees, the benefits to be received by any particular executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by the Company at this time.

     A total of 300,000 shares of Common Stock are available for issuance under the 2001 ESPP. The 2001 ESPP will be conducted in a series of offerings. Offerings will commence on each November 1 and May 1, beginning November 1, 2001, or the first business day thereafter, and continue for six month periods, unless the Board of Directors decides otherwise. To participate in an offering under the 2001 ESPP, an employee must authorize the Company to deduct from up to 10% of his or her compensation during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee will be used to purchase shares of Common Stock at the purchase price for that offering period. The purchase price of the shares in each offering period will be 85% of the closing price of the Common Stock on the first day of the plan period or the exercise date, whichever closing price shall be less. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable.

     The Board of Directors of the Company may at any time terminate or amend the 2001 ESPP; provided, however that no such amendment shall be made to the 2001 ESPP (a) without approval of the stockholders of the Company if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the plan to fail to comply with Section 423 of the Code.

     The 2001 ESPP will be administered by the Board of Directors or by a Committee appointed by the Board, which is authorized to make rules and regulations for the administration and interpretation of the 2001 ESPP.

FEDERAL INCOME TAX CONSEQUENCES.

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 2001 ESPP and with respect to the sale of Common Stock acquired under the 2001 ESPP. The 2001 ESPP is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 2001 ESPP or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 2001 ESPP at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price of which the participant purchased Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) 15 percent of the fair market value of the Common Stock on the grant date; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

     Any further income will be long-term capital gain. If the sale price of Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in the amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss is the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE 2001 ESPP IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   ITEM FOUR

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as the Company's independent public accountants since 1990.

     Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of PwC as the Company's independent public accountants, the selection of such accountants will be reconsidered by the Board of Directors.

BOARD RECOMMENDATION

     ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES RATIFICATION OF THE SELECTION OF PWC AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT YEAR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Woburn, Massachusetts not later than April 4, 2002, for inclusion in the proxy statement for that meeting.

     In order to be considered timely for purposes of Rule 14a-4, unless the date for the 2002 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2001 Annual Meeting of Stockholders, any written notice of a shareholder proposal must be received by the Company within a reasonable time prior to mailing of the proxy materials for the 2002 Annual Meeting of Stockholders. Written notice of shareholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company at least 45 days prior to the first anniversary of the mailing of this year's proxy material. The persons designated in the Company's proxy statement shall be granted discretionary authority with respect to any shareholder proposals of which the Company does not receive timely notice.

                                          By Order of the Board of Directors,



                                          /s/ Eric G. Walters
                                          ---------------------------------
                                          ERIC G. WALTERS, Clerk

July 26, 2001

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                             POLYMEDICA CORPORATION

                            AUDIT COMMITTEE CHARTER

I. MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L. The Audit Committee shall meet privately at least once per year with:
(i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                      1105-PS-01

                                                                      Appendix B


                             POLYMEDICA CORPORATION

                            2000 STOCK INCENTIVE PLAN

1.      Purpose

        The purpose of this 2000 Stock Incentive Plan (the "Plan") of PolyMedica Corporation, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.      Eligibility

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options and restricted stock awards, (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.      Administration, Delegation

        (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.      Stock Available for Awards

        (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,950,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to Awards may be granted to any Participant under the Plan shall be 150,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.      Stock Options

        (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option". Notwithstanding anything contained herein to the contrary, without the prior approval of the Company's shareholders, no option issued hereunder shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted award.

        (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the PolyMedica or any of its present or future subsidiaries as defined in section 424(f) of the code, and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, at such time, and shall specify that exercise price in the applicable option agreement.

        (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

        (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:


            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

            (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the company was owned by the Participant at least six months prior to such delivery;

            (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

            (5) by any combination of the above permitted forms of payment.

      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in section 2.

6.     Restricted Stock

        (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.     Adjustments for Changes in Common Stock and Certain Other Events

       (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

       (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)    Acquisition Events

       (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

       (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all Options will become exercisable in full as a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event under the terms of which holders of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price") then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each participant shall receive, in exchange therefore, a cash payment equal to the number of amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not the exercisable), exceeds (B) the aggregate exercise price of such options.

       Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

       (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.     General Provisions Applicable to Awards

       (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

       (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.


       (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

       (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

       (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided , however, that the total tax withholding where stock is being used to satisfy such tax obligation cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state taxes including payroll taxes that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

       (f) Amendment of Award. Subject to the provisions of the last sentence of
Section 5(a) hereof, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

       (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

       (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part.

9.     Miscellaneous

       (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

       (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

       (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

       (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

       (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, without regard to any applicable conflicts of law.

                                                                      Appendix C


                             POLYMEDICA CORPORATION

                        2001 EMPLOYEE STOCK PURCHASE PLAN

                                  July 20, 2001

        The purpose of this Plan is to provide eligible employees of PolyMedica Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on November 1, 2001. Three Hundred Thousand (300,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

       1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

       2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

              (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

              (b) they have been employed by the Company or a Designated Subsidiary for at least six (6) months prior to enrolling in the Plan; and

              (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

       3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin each May 1 and November 1 or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

       4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least ten (10) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

       5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

       6. Deduction Changes. An employee may increase, decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

       7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

       8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

       9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option

("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

        Notwithstanding the above, no employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

       10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

       11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

       12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

       13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

       14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

       15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

       16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan,

(a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

       17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

       18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

       19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

       20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

       21. Governing Law. The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

       22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

       23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

       24. Effective Date and Approval of Shareholders. The Plan shall take effect on July 20, 2001 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.


                                            Adopted by the Board of Directors

                                            on July 20, 2001

                                            Approved by the stockholders on
                                            [_____], 200[_____]

                             POLYMEDICA CORPORATION

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 13, 2001

        The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Steven J. Lee, Arthur A. Siciliano and John K.P. Stone, III, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of PolyMedica Corporation (the "Company") to be held on Thursday, September 13, 2001 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

        Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

        IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR ANY PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

       1. To elect the following two individuals as Class I Directors of the Company to serve for a three-year term ending at the 2004 Annual Meeting of Stockholders: Frank W. Logerfo, M.D. and Marcia J. Hooper.

                      FOR    (   )          WITHHOLD AUTHORITY   (   )



              To Withhold authority with respect to a particular nominee, write his or her name in the space provided above.

       2. To approve an amendment to the 2000 Stock Incentive Plan increasing from 1,200,000 to 1,950,000 the number of shares of Common Stock available for issuance under the Plan.

                      FOR    (   )          AGAINST(   )         ABSTAIN (   )

       3. To approve the adoption of the Company's 2001 Employee Stock Purchase Plan, authorizing the issuance of up to 300,000 shares of Common Stock thereunder.

                      FOR    (   )          AGAINST(   )         ABSTAIN (   )

       4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2002.

                      FOR    (   )          AGAINST(   )         ABSTAIN (   )





        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.



                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s)


                                        Dated: -------------------------------